Exhibit 99.1 NEW RELEASE

For Immediate Release
Tesco Corporation Announces Succession Plans

Houston, TX - August 21, 2014 - Tesco Corporation (NASDAQ: TESO) today announced that Julio M. Quintana, President and Chief Executive Officer, has elected to retire at the beginning of January, 2015. In accordance with the company’s succession plan, the board has designated Fernando R. Assing, currently Executive Vice-President and Chief Operating Officer, to succeed Mr. Quintana.
Michael Sutherlin, Chairman of the Board, commented, “Julio has provided Tesco with remarkable leadership that has created a global leader in many dimensions. Tesco’s technology has been recognized with multiple industry awards during Julio’s ten year tenure, and Tesco’s automated casing running technology continues to transform the industry. Julio leaves Tesco well positioned to capitalize on future opportunities. He has built a strong and capable management team that will carry his legacy forward. Since his arrival in 2009, Fernando has repeatedly demonstrated that he has the capability and capacity to take on broader responsibilities, and that gives the Board ultimate confidence in his ability to now lead Tesco. Finally, we are pleased that Julio will continue to serve on Tesco’s Board of Directors through his current term.”

Julio Quintana commented, “Succession at Tesco has been a constant focus for our Board, and I am pleased that our board is able to promote from within our ranks. As a result, you should expect a smooth and orderly transition and consistency in strategy and execution going forward. During his tenure, Fernando’s commitment to execution excellence has helped transform Tesco from an innovative products company to a focused, high quality international service company. Fernando played a key role in the development of our current growth strategy and is uniquely positioned to lead Tesco to the next level.”

Fernando Assing commented, “I am honored to be selected to this new role. I believe that Tesco’s reputation in the industry, when coupled with our focused strategy, will generate significant shareholder value. Over the last five years, our executive team has worked extensively on building a management team committed to creating a world class international company. Our commitment to execution excellence is uncompromising; we are ready and look forward to the challenges ahead.”
Julio Quintana further commented, “The last ten years have been gratifying and rewarding as we deployed new technologies and built a global business.  But that success comes with extensive time and travel commitments.  We have now put Tesco on a new course of leveraging technology coupled with a compelling strategy and a key focus on operational excellence. In many ways, it is the right time for me to turn Tesco over to new leadership, and for me to take some personal time to plan the next phase of my journey.”

Mr. Quintana expects to formally retire on January 1, 2015. However, the transition of responsibilities to Mr. Assing is planned to be completed by mid-December 2014.
Mr. Assing came to Tesco in 2009 as Senior Vice President of Marketing and Business Development. He was subsequently promoted to the role of Senior Vice President and Chief Operating Officer in 2011 and Executive Vice President and COO earlier this year. Prior to coming to Tesco in 2009, Mr. Assing served in a series of operational and management roles of increasing responsibility during approximately 12 years at Schlumberger Ltd and 6 years at Technip. Mr. Assing is a 1991 graduate of Jose Maria Vargas University in Caracas, Venezuela.

Caution Regarding Forward-Looking Information and Risk Factors
     This news release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as "anticipate", "believe", "expect", "plan", "intend", "forecast", "target", "project", "may", "will", "should", "could", "estimate", "predict" or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenue, earnings, activities and technical results.
     Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this news release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
     By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.
These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers' exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry),  risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.
 Copies of our Canadian public filings are available through www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and through www.tescocorp.com.

ABOUT TESCO CORPORATION
Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. Tesco Corporation seeks to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For further information please contact:
Chris Boone - Chief Financial Officer
(713) 359-7000

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